Exhibit 23

                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91506, 33-63191 and 333-90497) of Hanger
Orthopedic Group, Inc. and Subsidiaries of our report dated February 27, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP
McLean, Virginia
March 28, 2003